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                                                                   Exhibit 2.2



                                STATE OF FLORIDA

                               ARTICLES OF MERGER

                                       OF

                              OH ACQUISITION CORP.,

                              A FLORIDA CORPORATION

                                      INTO

                                    OH, INC.,

                              A FLORIDA CORPORATION



         Pursuant to Sections 607.1108 and 607.1109 of the Florida Business Corporation Act, the undersigned entities adopt the following articles of merger:

         FIRST: OH Acquisition Corp., a Florida corporation ("OH Acquisition"), shall be merged, in accordance with Section 607.1108 of the Florida Business Corporation Act (the " FBCA") with and into OH, Inc., a Florida corporation (the "Surviving Company"), which shall be the surviving company (the "Merger").

         SECOND: The Plan of Merger is set forth in the Agreement and Plan of Merger, dated as of September 30, 1999, a copy of which is attached hereto (the "Merger Agreement");

         THIRD: The Articles of Incorporation of OH, Inc. as in effect immediately prior to the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Company until the same shall be amended in accordance with the FBCA and such Articles of Incorporation.

         FOURTH: The Merger Agreement was approved and adopted by the Board of Directors and the sole shareholder of the Surviving Company as of the 30th day of September, 1999, in accordance with Section 607.1103 of the FBCA, and by the Board of Directors and the sole shareholder of OH Acquisition as of the 30th day of September, 1999, in accordance with Section 607.1103 of the FBCA.

         FIFTH: The Effective Date of the Merger is the date on which these Articles of Merger are filed with the Department of State of the State of Florida.

         Signed this 30th day of September, 1999

                                OH ACQUISITION CORP., a Florida corporation



                                By:    /s/ Rudy Noriega
                                    --------------------------------------
                                Name:  Rudy Noriega
                                    --------------------------------------
                                Title: CEO
                                    --------------------------------------


                                       22
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                                    OH, INC., a Florida corporation


                                    By: /s/ Cecilio M. Rodriguez
                                    --------------------------------------
                                    Name:    Cecilio M. Rodriguez
                                    --------------------------------------
                                    Title:   Vice President
                                    --------------------------------------











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